Exhibit 10.14
SECOND AMENDMENT TO AMENDED & RESTATED
EXECUTIVE ENTRUSTMENT AGREEMENT

This Second Amendment to Amended & Restated Executive Entrustment Agreement ("Second Amendment") is entered into effective March 22, 2016, by and between Callaway Golf K.K., a company organized and existing under the laws of Japan (the "Company") and Alex Boezeman ("Director").

A.    The Company and Director are parties to that certain Amended & Restated Executive Entrustment Agreement entered into as of March 24, 2014, as amended March 24, 2015 (collectively the "Agreement").

B.    The Company and Director desire to amend the Agreement pursuant to Section 14 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Director agree as follows:

1.	Term. Section 2 of the Agreement is amended to read:

“2. TERM. The term of the Engagement under this Agreement originally commenced on March 24, 2014, was extended by appointment of the shareholder through March 2016, and now by appointment of the shareholder of the Company in March 2016, shall be extended through the date of the ordinary general meeting of shareholders of the Company to be held in March 2017. Thereafter it may be renewed as agreed between the parties and subject to reappointment as a director by the Company’s shareholder.”

2.Compensation. Section 3.1 of the Agreement is amended to read:

“3.1 Remuneration. Effective March 1, 2016, the Company shall pay to the Director an annual gross remuneration of JPY 39,271,213, prorated for any partial years of employment, subject to the approval of a general meeting of shareholders of the Company.”

3.But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Second Amendment on the dates set forth below, to be effective as of the date first set forth above.

DIRECTOR	COMPANY
Callaway Golf K.K

/s/ Alex Boezeman	By: /s/ Patrick S. Burke
Alex Boezeman	Patrick S. Burke, Director

Dated: April 11, 2016	Dated: April 4, 2016